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                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

               In accordance with Rule 13d-(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on
Schedule 13G (including amendments thereto) with respect to the common stock, par value $.01 per share, of Cole National Corp., a Delaware Corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 10th day of December 1998.


                                    HAL HOLDING N.V.
                                    A Netherlands Antilles Company

                                    By: /s/ Martijn van der Vorm
                                        -------------------------------
                                        Martijn van der Vorm

                                    HAL INTERNATIONAL N.V.
                                    A Netherlands Antilles Company

                                    By: /s/ Martijn van der Vorm
                                        -------------------------------
                                        Martijn van der Vorm



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